UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

Ramp Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24768	841123311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Maiden Lane, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 440-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On June 7, 2005, Ramp Corporation (the “Company") announced that on June 2, 2005 it filed a voluntary petition in the United States Bankruptcy Court, for the Southern District or New York, Manhattan Division (the “Bankruptcy Court”), seeking reorganization relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The proceeding has been assigned Case No. 05-14006. A copy of the press release is furnished herewith as Exhibit 99.1.

The Company intends to continue to operate its business and manage its affairs as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with the 8-K filed by the Company on May 26, 2005, in which it disclosed its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “March 31st 10-Q”), thereby constituting an event of default under the Registrant’s 8% Convertible Debentures (“Debentures”), the Company was notified on May 31, 2005 by a letter from DKR Soundshore Oasis Holding Fund Ltd., that it is in default under the Debentures and demanding the mandatory prepayment amount thereunder.

On May 27, 2005, the Company received a letter from Alpha Capital AG notifying the Company that it is in default under the Note and demanding immediate payment of the Note including principal and interest.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.             Description

99.1	Press Release issued by Ramp Corporation on June 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMP CORPORATION
(Registrant)

Date: June 7, 2005                                                                          By: /s/ Ron C. Munkittrick
                                                                                                                Ron C. Munkittrick
                                                                                                                Acting Chief Executive Officer and
                                                                                                                Chief Financial Officer